UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2009
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 16, 2009, American International Group, Inc. (AIG) entered into an agreement with Robert H. Benmosche establishing his compensation as President and Chief Executive Officer of AIG.
     Under the agreement, Mr. Benmosche will receive an annual salary of $7 million, consisting of $3 million in cash and $4 million in fully-vested common stock of AIG. The after-tax shares granted to Mr. Benmosche will not be transferable for a period of five years except as AIG’s Compensation and Management Resources Committee may approve in the case of death or disability.
     In addition, Mr. Benmosche will be eligible to receive a performance-based, long-term incentive award of up to $3.5 million each year (prorated for 2009) in the form of stock or phantom stock units in AIG. The amount and form will be determined in the discretion of the Compensation and Management Resources Committee based on its evaluation of Mr. Benmosche’s performance and will be subject to vesting, transfer, and payout restrictions established by applicable Troubled Asset Relief Program (TARP) regulations. Mr. Benmosche will not be entitled to any severance on termination of his employment for any reason.
     The Special Master for TARP Executive Compensation has expressed approval in principle regarding the structure and amount of Mr. Benmosche’s compensation arrangements. The agreement between AIG and Mr. Benmosche has been submitted for review and approval as part of the process required by applicable TARP regulations.
     A copy of the agreement between AIG and Mr. Benmosche is filed herewith as Exhibit 10.1 and is incorporated by reference herein.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
     The Chairman and Chief Executive Officer Search Committee (Search Committee) of the Board of Directors of AIG, which held meetings on June 2, June 10, June 29, July 14, July 15 and July 21, 2009, considered and recommended to the Nominating and Corporate Governance Committee and the Board of Directors Mr. Benmosche for the positions of President, Chief Executive Officer and Director of AIG. During the months of June and July 2009, the members of the Search Committee and its advisors also met separately and in groups and in person and by telephone with Mr. Benmosche and other Chief Executive Officer candidates. The Nominating and Corporate Governance Committee of the Board of Directors met on August 3, 2009 to discuss Mr. Benmosche’s candidacy. The Board of Directors met on July 30 and August 3, 2009 to consider the election of Mr. Benmosche as President, Chief Executive Officer and a Director of AIG and, on August 3, 2009, elected Mr. Benmosche to these positions. During this process, the Board, the Search Committee and the Nominating and Corporate Governance Committee conducted a thorough review of Mr. Benmosche’s qualifications as well as those of other potential candidates, and also discussed, among other things, issues relating to Mr. Benmosche’s interests in MetLife, Inc. On August 16, 2009, the Board of Directors adopted the Related Party Guidelines with Respect to Robert Benmosche’s Interests in MetLife, Inc. (the Guidelines). A copy of the Guidelines is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 10.1	Letter agreement, dated August 16, 2009, between American International Group, Inc. and Robert Benmosche.

Exhibit 99.1	Related Party Guidelines with Respect to Robert Benmosche’s Interests in MetLife, Inc., as adopted August 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: August 17, 2009	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary